SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 April 2, 2002
                Date of Report (Date of Earliest Event Reported)


                        HUMPHREY HOSPITALITY TRUST, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Virginia                     0-25060                   52-1889548
    --------------------          -----------------           ----------------
(State or Other Jurisdiction    (Commission File No.)         (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                              7170 Riverwood Drive
                            Columbia, Maryland 21046
               (Address of Principal Executive Offices) (Zip Code)


                                 (443) 259-4900
              (Registrant's Telephone Number, Including Area Code)




                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.           OTHER EVENTS.

Disclosure of Risk Factors

         Humphrey Hospitality Trust, Inc. is filing this Current Report on Form 8-K to describe various material risk factors that may affect our business, financial condition and operations.

         Some of the information you will find in our Securities Exchange Act of 1934 filings and our prospectuses or any prospectus supplements may contain "forward-looking" statements. Also, documents subsequently filed by our company with the Securities and Exchange Commission may contain similar forward-looking statements. You can identify these types of statements by their use of forward-looking words such as "may," "will," "should," "could," "plans," "intends," "expects," "anticipates," "estimates," "projects," "continues" or other similar words. These types of statements discuss future events or expectations or contain projections or estimates.

         When considering these forward-looking statements, you should keep in mind the following risk factors. These risk factors could cause our actual financial and operating results to differ materially and adversely from those contained in or implied by any forward-looking statement. The following risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge periodically. Many things can happen that can cause our actual financial and operating results to be very different than those described by us in our SEC filings. Any statements made by us that are not historical facts should be considered to be forward-looking statements.

         With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we caution you that while we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. We make no promise to update any of our forward-looking statements, or to publicly release the results if we revise any of them.


                                  RISK FACTORS

The current U.S. economic recession and the effects of the events of September 11, 2001 have adversely affected the hotel industry and may impact our results of operations and financial condition.

         Before September 11, 2001, our hotels had begun experiencing declining revenue per available room, or "RevPAR," as a result of the slowing United
States economy. The terrorist attacks of September 11, 2001 and their after-effects, as well as the economic recession, have substantially reduced business and leisure travel throughout the U.S. and hotel industry RevPAR generally. We cannot predict the extent to which the events of September 11, 2001 will continue to directly or indirectly impact the hotel industry or our operating results in the future. Lower RevPAR at our hotels could have an adverse effect on our results of operations and financial condition, including our ability to comply with our debt covenants, our ability to fund capital improvements at our hotels, and our ability to make shareholder distributions necessary to maintain our tax status as a real estate investment trust, or "REIT." Additional terrorist attacks or acts of war against the U.S. could have further material adverse effects on the hotel industry and our operations in particular.

A continued industry fundamental downturn could adversely affect our results of operations.

         According to Smith Travel Research, for all U.S. hotels, room supply in 2001 increased 2.4% while demand decreased 3.4% and this trend may continue for the immediate future. Additionally, industry RevPAR in 2001 decreased 6.9% as compared to the same period in 2000, and is expected to decrease slightly in 2002.



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

         If we are unable to sustain appropriate levels of RevPAR, our operating margins may deteriorate and we may be unable to execute our business plan. In addition, if this downward trend continues, we may be unable to continue to meet our debt service obligations or to obtain necessary additional financing.

We have restrictive debt covenants that prohibit payment of dividends in 2002 and could adversely affect our ability to run our business.

         We file quarterly loan compliance  certificates with six of our lenders
- Mercantile Bank, U.S. Bank, Marquette Capital Bank, N.A., First National Bank of Omaha, Firstar Bank and Fleet National Bank (collectively, the "Covenant Lenders"). In filing our loan compliance certificates for the quarter ended September 30, 2001, we disclosed non-compliance with the loan covenant requirements for our term loan with Marquette Bank ($25.2 million outstanding), two term loans with U.S. Bank ($12.0 million and $7.7 million outstanding) and a term loan with Firstar Bank ($6.3 million outstanding). We also reported that we were not in compliance with cash flow coverage requirements for a $22.5 million revolving credit line with Mercantile Bank. We subsequently cured the covenant default on the $7.7 million U.S. Bank loan through a pay-down using the proceeds of the sale of our Irving, Texas hotel, and have since negotiated extended loan covenant modifications with each of the Covenant Lenders allowing us to temporarily maintain higher loan to value ratios and lower debt service coverage ratios. The modifications were retroactive in effect to September 30, 2001 and, with the exception of Mercantile Bank, Firstar Bank and Marquette Bank, extend through September 30, 2002. The Mercantile Bank and Firstar Bank modifications terminate on March 31, 2002, coinciding with the anticipated refinancing of these debt obligations in the second quarter of 2002. Marquette Bank extended its modifications through December 31, 2002. The loan covenant modifications are subject to specific lender conditions, including a mandatory limit on capital expenditures for fiscal year 2002, and restrictions prohibiting dividend payments to shareholders at any time during 2002.

         As a result, we will not maintain our historic schedule of distributions to shareholders in 2002. The payment of any future dividend is in the sole discretion of our board of directors. We cannot assure you that the company will resume the payment of dividends upon compliance with our debt covenants and it is unlikely that amounts distributed in the future will be consistent with our historic payment amounts.

         These new conditions and other covenants applicable to our debt will adversely affect our ability to make acquisitions of hotels and fund improvements at our hotels, including improvements required by our franchise agreements. We cannot assure you that our loan covenants will permit us to maintain our historic business strategy.

Our restrictive debt covenants may jeopardize our tax status as a REIT.

         To maintain our REIT tax status, we generally must distribute at least 90% of our taxable income annually. In addition, we are subject to a 4% non-deductible excise tax if the actual amount distributed to shareholders in a calendar year is less than a minimum amount specified under the federal income tax laws. As described above, the current loan modifications restrict our payment of dividends in 2002, however, such payments may be permitted in 2003 to the extent necessary to preserve our REIT tax status. We have previously


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

announced a general dividend policy of paying out approximately 100% of annual REIT taxable income. Based upon current economic conditions, the rent terms of the leases between the TRS lessee and us, and our expected results of operations, we do not anticipate paying a material amount of dividends over the next several years. In the event we do not comply with our debt service obligations, our Covenant Lenders may further limit our ability to make distributions to our shareholders, which could adversely affect our REIT tax status.

Our failure to have distributed Supertel Hospitality, Inc.'s earnings and profits may compromise our tax status.

         At the end of any taxable year, a REIT may not have any accumulated earnings and profits (described generally for federal income tax purposes as cumulative undistributed net income) from a non-REIT corporation. Prior to the effective time of the merger between our company and Supertel Hospitality, Inc., Supertel paid a dividend to its stockholders of record in the amount of its accumulated earnings and profits for federal income tax purposes. Accordingly, we should not have succeeded to any of the accumulated earnings and profits of Supertel. However, the determination of accumulated earnings and profits for federal income tax purposes is extremely complex and Supertel's computations of its accumulated earnings and profits are not binding upon the Internal Revenue Service. Should the IRS successfully assert that Supertel's accumulated earnings and profits were greater than the amount distributed by Supertel, we may fail to qualify as a REIT.

Our failure to qualify as a REIT under the federal tax laws would result in adverse tax consequences.

         We have operated and intend to continue to operate in a manner so as to qualify as a REIT for federal income tax purposes. However, the REIT qualification requirements are extremely complicated and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we have been or will continue to be successful in operating as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws or the federal income tax consequences of qualification as a REIT.

         If we fail to qualify as a REIT in any taxable year, we would be required to pay federal income tax on our taxable income and our taxable income would be computed without a dividends paid deduction. We might need to borrow money or sell assets in order to pay the tax. Our payment of income tax likely would substantially decrease the amounts available to be paid out to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT is excused under the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify.

Our debt service obligations could require us to liquidate our properties and may reduce cash available for distribution to our shareholders.

         As of December 31, 2001, we had approximately $116 million of existing indebtedness with maturity dates ranging from April 2002 to 2018. Approximately $40.1 million of principal is due in 2002 and $26.5 million is due in 2003. We cannot assure you that we will be able to re-finance or repay such debt when due or that the terms of any new debt financings will be as favorable to us as the terms of our existing debt financing.

         Adverse economic conditions could result in higher interest rates and other unfavorable terms on our current and future borrowings. Higher interest rates could increase debt service requirements on floating rate debt and could reduce the amounts available for distribution to our shareholders. In the past, we have obtained, and may obtain in the future, one or more forms of interest rate protection -- in the form of swap agreements, interest rate cap contracts or similar agreements -- to "hedge" against the possible negative effects of interest rate fluctuations. However, we cannot assure you that any hedging will relieve the adverse effects of interest rate fluctuations.



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

         In order to meet our debt service obligations, we may have to sell additional hotel investments, potentially at a loss or at times that prohibit us from achieving attractive returns. Failure to pay our indebtedness when due or failure to cure covenant defaults could result in higher interest rates during the period of such loan defaults, and could ultimately result in the loss of our hotels through lender foreclosure.

Our ability to make distributions to our shareholders is subject to fluctuations
in  our  financial   performance  and  operating  results  as  well  as  capital improvement requirements.

         In the event of further downturns in our operating results and financial performance, or unanticipated capital improvements to our hotels, including capital improvements that may be required by our franchisors, we may need to reduce the amount of distributions to our shareholders even after any lender-imposed restrictions expire. The amount and timing of distributions are in the sole discretion of our board of directors. We cannot assure you either that we will be able to generate sufficient cash in order to fund future distributions and any future distributions are likely to be at the same rate as our historical distributions.

         Among the factors that could adversely affect our results of operations and our distributions to shareholders are decreased RevPAR and reduced net operating profits or operating losses by our affiliated taxable REIT subsidiary, or "TRS" lessee; increased debt service requirements, including those resulting from higher interest rates on our variable rate indebtedness; and capital expenditures at our hotels, including capital expenditures required by the franchisors of our hotels. Hotel revenue can decrease for a number of reasons, including increased competition from new hotel rooms and decreased demand for hotel rooms. These factors can reduce both occupancy and room rates at our hotels.

         Effective as of January 1, 2002, we lease all of our hotels to our TRS lessee subsidiary. Our TRS lessee is subject to hotel operating risks, including risks of sustaining operating losses after payment of rent, management fees and hotel operating expenses. Many of the factors described in this Form 8-K can adversely affect the rent we receive from, and the net operating profits of, our TRS lessee, our operating expenses and our ability to make distributions to our shareholders.

Our new TRS lessee structure subjects us to the risk of increased hotel operating expenses.

         Before January 1, 2002, substantially all of our hotels were leased to third parties under our system of operating leases, or "percentage leases," providing for the payment of rent based in part on revenues from our hotels. Accordingly, our operating risks were essentially limited to changes in hotel revenues and to our third-party lessee's ability to pay the rent due under the percentage leases. In 2001, our lessee advised us that it had incurred and expected to continue to incur losses from the leasing and operations of our hotels. For the year ended December 31, 2000, the lessee reported a net loss of approximately $2.4 million. The lessee advised us that economic conditions in a number of our markets had led to decreased hotel revenues and increased hotel operating costs. Hotel revenues had been negatively affected by intense new competition in several markets as well as by higher energy costs which had reduced transient travel. Hotel operating costs had increased due to increased utility costs and labor costs. As a result, the lessee advised us that, without a substantial reduction in the rent paid to us under the leases, the lessee would be unable to continue to lease and operate our hotels.

         Effective December 31, 2001, we terminated the leases with the lessee and effective January 1, 2002, we entered into new leases with our taxable REIT subsidiary (TRS). Effective January 1, 2002, the TRS lessee entered into a management agreement with the former lessee to manage the hotels. As a result, in addition to the ownership expenses previously borne by us, our TRS lessee is now subject to management fees payable to the manager. We are also now subject to the risks of increased hotel operating expenses for all of our hotels leased through our TRS lessee structure, including those suffered by our former lessee as described above as well as, but not limited to, the following:

        o       wage and benefit costs;

        o       repair and maintenance expenses;



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        o       energy costs;

        o       the costs of liability insurance; and

        o       other operating expenses.

Any increases in these operating expenses can have a significant adverse impact on our and our TRS lessee's earnings and cash flow.

The formation of our TRS lessee will increase our overall tax liability.

         The TRS lessee is subject to federal and state income tax on its taxable income, which consists of revenues from the hotels leased by the TRS lessee net of the operating expenses and management fees for such hotels and rent payments. Accordingly, although the formation of the TRS lessee allows us to participate in the operating income for the hotels in addition to receiving rent, that operating income is fully subject to an entity level income tax.

Our returns depend on management of our hotels by third parties.

         In order to qualify as a REIT, we cannot operate any hotel or participate in the decisions affecting the daily operations of any hotel. Under the REIT Modernization Act of 1999 (the "RMA"), which became effective January 1, 2001, REITs are permitted to lease their hotels to wholly-owned lessees such as our TRS lessee. Even under the RMA, our TRS lessee may not operate the leased hotels and, therefore, must enter into management agreements with third-party eligible independent contractors to manage the hotels. Thus, an independent operator under a management agreement with our TRS lessee controls the daily operations of each of our hotels.

         Under the terms of the management agreements, our ability to participate in operating decisions regarding the hotels is limited. We depend on these third-party management companies to adequately operate our hotels as provided in the management agreements. We do not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, RevPAR and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with our TRS lessee, and then only to the extent of the remedies provided for under the terms of the management agreement. Additionally, in the event that we need to replace our management company, we may experience decreased occupancy and other significant disruptions at our hotels and in our operations generally.

Our ability to make distributions to our shareholders may be affected by factors in the hotel industry that are beyond our control.

Operating Risks

         Our hotels are subject to various operating risks found throughout the hotel industry. Many of these risks are beyond our control. These include, among other things, the following:

        o competition from other hotels. Our hotels compete with other hotel properties in their respective geographic markets. Many of our competitors have substantially greater marketing and financial resources than we do;

        o over-building in our markets, which adversely affects occupancy and revenues at our hotels;

        o       dependence on business and commercial travelers and tourism;

        o increases in energy costs and other expenses, which may affect travel patterns and reduce the number of business and commercial travelers and tourists; and



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        o       adverse   effects  of  general,   regional  and  local  economic
                conditions.

         These factors could adversely affect the amount of rent we receive from, and reduce the net operating profits of our TRS lessee, which in turn could adversely affect our ability to make distributions to our shareholders. Decreases in room revenues of our hotels will result in reduced operating profits for our TRS lessee and decreased lease revenues to our company under our current percentage leases with our TRS lessee.

Competition for Acquisitions

         We compete for investment opportunities with entities that have substantially greater financial resources than we do. These entities generally may be able to accept more risk than we can manage wisely. This competition may generally limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

Seasonality of Hotel Business

         The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters, with the exception of our hotels located in Florida. This seasonality can be expected to cause quarterly fluctuations in our lease revenues. Our quarterly earnings may be adversely affected by factors outside our control, including bad weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowing in our first and fourth quarters in order to offset these fluctuations in revenues.

Investment Concentration in Particular Segments of Single Industry

         Our entire business is hotel-related. Our investment strategy is to acquire interests in limited service hotel properties. Therefore, a downturn in the hotel industry in general and the segments in which we operate in particular will have a material adverse effect on our lease revenues and amounts available for distribution to our shareholders.

Capital Expenditures

         Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. The franchisors of our hotels also require periodic capital improvements as a condition of keeping the franchise licenses. The costs of all of these capital improvements could adversely affect our financial condition and amounts available for distribution to our shareholders. These renovations may give rise to the following risks:

        o       possible environmental problems;

        o       construction cost overruns and delays;

        o a possible shortage of available cash to fund renovations and the related possibility that financing for these renovations may not be available to us on affordable terms; and

        o uncertainties as to market demand or a loss of market demand after renovations have begun.

         For the twelve months ended December 31, 2001, we spent approximately $4.5 million for capital improvements to our hotels. In connection with obtaining loan covenant waivers from our lenders, we have agreed to limit our 2002 capital expenditures to approximately 4% of hotel revenues.

Investment risks in the real estate industry generally may adversely affect our ability to make distributions to our shareholders.



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

General Risks of Investing in Real Estate

         Our investments in hotels are subject to varying degrees of risk that generally arise from the ownership of real property. The underlying value of our real estate investments and our income and ability to make distributions to our shareholders depends on maintaining or increasing room revenues and operating income of our hotels. Both income from our hotels and our ability to make distributions to our shareholders may be adversely affected by changes beyond our control, our TRS lessee's control and the hotels' managers' control, including the following:

        o adverse changes in national and local economic and market conditions;

        o changes in interest rates and in the availability, cost and terms of debt financing;

        o changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

        o the ongoing need for capital improvements, particularly in older structures;

        o       changes in operating expenses;

        o       civil   unrest,   acts  of  war  and  acts  of  God,   including
                earthquakes, floods and other natural disasters, which may result in uninsured and underinsured losses; and

        o       the relative illiquidity of real estate investments.

Uninsured and Underinsured Losses

         We maintain comprehensive insurance on each of our hotels, including liability, fire and extended coverage of the type and amount we believe are customarily obtained for or by hotel owners. However, various types of catastrophic losses, like earthquakes, floods and wars, may not be insurable or may not be economically insurable. In the event of a substantial loss, our insurance coverage may not be able to cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. If an uninsured loss occurs, we may lose both our invested capital and anticipated profits from the property. Insurance payouts resulting from the terrorist attacks occurring on September 11, 2001 will significantly reduce the insurance industry's reserves. Moreover, the demand for higher levels of insurance coverage will likely increase because of these attacks. As a result, our insurance premiums may increase significantly in the future, which may have a materially adverse impact on our cash flow. Furthermore, we may not be able to purchase policies in the future with coverage limits and deductibles similar to those purchased for the year 2002. In renewing insurance coverage for the policy year ending December 31, 2002, we experienced an increase of approximately 11% and 83% in the cost of property insurance and liability insurance, respectively. Because it is impossible to determine what kind of policies will be available in the future and at what prices, we are unable to determine whether we will be able to maintain insurance coverage levels similar to those secured for 2002. Our real property insurance policies put into effect on December 31, 2001 do not expressly exclude from coverage hostile acts, except for acts of war. However, future insurance policies purchased by us may expressly exclude hostile acts, and it may be impossible or very expensive to obtain insurance covering terrorist attacks.

Fluctuations in our property taxes can adversely affect our ability to make distributions to our shareholders.

         Each of our hotels is subject to real and personal property taxes, payable by our TRS lessee. These taxes on our hotel properties may increase or decrease as tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes would adversely affect the


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

revenues of our TRS lessee and could adversely affect the amount of rent we receive from the TRS lessee. An increase in property taxes could therefore adversely affect our ability to make distributions to our shareholders.

Operating  our  hotels  under  franchise   agreements   could  adversely  affect
distributions to our shareholders.

         Substantially all of our hotels operate under franchise agreements and we are subject to the risks of concentrating our hotel investments in several franchise brands. These risks include reductions in business following negative publicity related to one of our particular brands. Risks associated with our brands could adversely affect our lease revenues and the amounts available for distribution to our shareholders.

         The maintenance of the franchise licenses for our hotels is subject to our franchisors' operating standards and other terms and conditions. Our franchisors periodically inspect our hotels to ensure that we and our TRS lessee follow their standards. Failure to maintain these standards or other terms and conditions could result in a franchise license being canceled. As a condition of our continued holding of a franchise license, a franchisor could also possibly require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Nonetheless, we may risk losing a franchise license if we do not make franchisor-required capital expenditures.

         If a franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. All of the franchise licenses are currently held by Humphrey Hospitality Management, Inc. ("HHM"). In connection with the TRS structure, we expect to arrange for the transfer, over time, of the franchise licenses from HHM to the TRS lessee. Loss of a franchise license for one or more hotels could materially and adversely affect our revenues. This loss of revenues could, therefore, also adversely affect our cash available for distribution to shareholders.

Our inability to obtain financing could limit our growth.

         We are required to distribute at least 90% of our taxable income to our shareholders each year in order to continue to qualify as a REIT. Our debt service obligations and distribution requirements limit our ability to fund capital expenditures, acquisitions and hotel development through retained earnings. Our ability to grow through acquisitions or development of hotels will be limited if we cannot obtain debt or equity financing. In the current capital market environment, we believe it would be difficult to obtain equity capital on reasonable terms.

         Neither our articles of incorporation nor our bylaws limits the amount of debt we can incur. Our board can implement and modify a debt limitation policy without shareholder approval. We cannot assure you that we will be able to obtain additional equity financing or debt financing or that we will be able to obtain any financing on favorable terms.

Noncompliance with governmental regulations could adversely affect our operating results.

Environmental Matters

         Our hotel properties are subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require the owner of a contaminated property to clean up the property, even if the owner did not know of or was not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, contamination can affect the value of a property and, therefore, an owner's ability to borrow funds using the property as collateral. Under these environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, like a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment. Furthermore, court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to


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recover  damages if he suffers injury from the asbestos.  Lastly,  some of these environmental laws restrict the use of a property or place conditions on various activities at a property. One example is laws that require a business using chemicals to manage them carefully and to notify local officials that the chemicals are being used.

         Our company could be responsible for the costs discussed above if it found itself in one or more of these situations. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could affect the funds available for distribution to our shareholders. To determine whether any costs of this nature might be required, we commissioned Phase I environmental site assessments, or "ESAs" before we acquired our hotels. These studies typically include a review of historical information and a site visit, but not soil or groundwater testing. We obtained the ESAs to help us identify whether we might be responsible for cleanup costs or other costs in connection with our hotels. The ESAs on our hotels did not reveal any environmental conditions that are likely to have a material adverse effect on our business, assets, results of operations or liquidity. However, ESAs do not always identify all potential problems or environmental liabilities. Consequently, we may have material environmental liabilities of which we are unaware.

Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations

         Under the Americans with Disabilities Act of 1990, or the "ADA," all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA's requirements could require removal of access barriers and non-compliance could result in the U.S. government imposing fines or in private litigants obtaining damages. If we were required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our ability to make distributions to our shareholders and meet our other obligations could be adversely affected.

Conflicts of interest may result in decisions not in your best interest.

         Because of James I. Humphrey, Jr.'s ownership in and positions with our company, Humphrey Hospitality Limited Partnership and the manager of all of our hotels, HHM, there are inherent conflicts of interest in the acquisition, disposition and operation of the hotels. Mr. Humphrey owns operating partnership units in Humphrey Hospitality Limited Partnership, which, if converted, represent approximately 5.7% of our common stock. Mr. Humphrey is concurrently a director and the secretary of our company and the chairman and sole shareholder of HHM. In addition, Paul J. Schulte is a director and approximately 7.4% shareholder of our company and the president of Supertel Hospitality Management, Inc., a subsidiary of HHM. Consequently, the decisions made or actions taken by our officers and directors may not have fully reflected, and in the future may not fully reflect, your interests.

Lack of arm's-length relationship between our company and the manager.

         The terms of agreements between our company and Mr. Humphrey, Humphrey Hospitality Limited Partnership and/or the manager may not be negotiated on an arm's-length basis. Given Mr. Humphrey's and Mr. Schulte's positions with our company and the management company, they have a conflict of interest regarding the negotiation and enforcement of agreements between our company and HHM. As a result, the terms of agreements between HHM and us may not be as favorable as those that could be reached with an unrelated third party and we may not enforce the terms of those agreements as strictly as we would with an unrelated third party.

The  interests  of certain  limited  partners  of Humphrey  Hospitality  Limited
Partnership may conflict with interests of our company upon the sale or refinancing of our hotels.

         Some of the limited partners of Humphrey Hospitality Limited Partnership, including some limited partners that are related to Mr. Humphrey and his affiliates, have unrealized gain associated with their interests in Humphrey Hospitality Limited Partnership. If Humphrey Hospitality Limited Partnership sells certain of the hotels or refinances or prepays principal on its indebtedness, some of the limited partners may incur adverse tax consequences. Therefore, our company's interests and those limited partners' interests could be different in connection with the disposition or refinancing of a hotel, which could cause such decisions to not fully reflect shareholders' interests.



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The ability of our board of directors to change our major policies may not be in shareholders' interest.

         Our major corporate policies, including our debt, acquisition, financing, growth, operations and distribution policies, are determined by our board. Our board may amend or revise these and other policies from time to time without the vote or consent of our shareholders.

Provisions of our articles of incorporation and Virginia law may limit the ability of a third party to acquire control of our company.

Ownership Limitation

         Our articles of incorporation provide that no person may directly or indirectly own more than 9.9% of our common stock or any series of our preferred stock. We refer to this limitation as the "Ownership Limitation." This may prevent an acquisition of control of our company by a third party without our board's approval, even if our shareholders believe the change of control is in their interest.

Authority to Issue Preferred Stock

         Our articles of incorporation authorizes our board to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares issued. The issuance of shares of preferred stock may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our capital stock, even if shareholders believe that a change of control is in their interest.

Virginia Anti-Takeover Statutes

         As a Virginia corporation, we are subject to various anti-takeover laws found in the Virginia Stock Corporation Act. These laws place restrictions and require compliance with various procedures designed to protect the shareholders of Virginia corporations against unfair or coercive mergers and acquisitions. These restrictions and procedural requirements may discourage takeover offers for, or changes in control of, our company, including transactions at a premium over the market price of our capital stock, even if shareholders believe that a change of control is in their interest.

Our sale of assets acquired from Supertel within ten years of the merger will result in tax.

         We made an election pursuant to Internal Revenue Service Notice 88-19 with respect to the assets we acquired from Supertel in our 1999 merger. Pursuant to that election, if, within ten years after the merger with Supertel, we sell any asset acquired in the merger and recognize a taxable gain on such sale, we will be taxed at the highest corporate rate on an amount equal to the lesser of (1) the amount of gain that we recognize at the time of the sale or
(2) the amount of gain that we would have recognized if we had sold the asset at the time of the merger for its then fair market value.

Our ownership limitation may prevent you from engaging in certain transfers of our common stock.

         In order to maintain our REIT qualification, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws to include various kinds of entities) during the last half of any taxable year. In addition, if any shareholder or group of related or affiliated shareholders of our lessee owns, actually or constructively, 10% or more of our stock, we likely would lose our REIT status. Our articles of incorporation contain the Ownership Limitation, which prohibits both direct and indirect ownership of more than 9.9% of the


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

outstanding shares of our common stock or any series of our preferred stock by any person, subject to several exceptions. Generally, any shares of our capital stock owned by affiliated owners will be added together for purposes of the Ownership Limitation.

         If anyone transfers shares in a way that would violate the Ownership Limitation or prevent us from continuing to qualify as a REIT under the federal income tax laws, we will consider the transfer to be null and void from the outset, and the intended transferee of those shares will be deemed never to have owned the shares. Those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by our company or sold to a person whose ownership of the shares will not violate the Ownership Limitation. Anyone who acquires shares in violation of the Ownership Limitation or the other restrictions on transfer in our articles of incorporation bears the risk that he will suffer a financial loss when the shares are redeemed or sold if the market price of our stock falls between the date of purchase and the date of redemption or sale.

The market price of our equity securities may vary substantially.

         The trading prices of equity securities issued by REITs have historically been affected by changes in market interest rates. An increase in market interest rates may lead prospective purchasers of our shares to demand a higher annual yield, which could reduce the market price of our equity securities. Other factors that could affect the market price of our equity securities include:

        o differences between our actual financial results of operations and those expected by investors and analysts;

        o       changes in analysts' recommendations or projections;

        o       changes in general economic or market conditions; and

        o       broad market fluctuations.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HUMPHREY HOSPITALITY TRUST, INC.



April 2, 2002                            /s/ George R. Whittemore
                                        ----------------------------------------
                                        George R. Whittemore
                                        President










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